Registration No. 333-180750

As filed with the Securities and Exchange Commission on June 26 , 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT # 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5090 (Primary Standard Industrial Classification Number)	98-0706304 (IRS Employer Identification Number)

KUSOCINSKIEGO 3
TORUN, POLAND 87-100

Phone: + 48505259170

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

BUSINESS FILINGS INCORPORATED.

 311 S Division Street, Carson City, NV 89703

Tel: 608-827-5300

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

Kevin A. Polis, Esq.

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Tel. (619) 546-6154 Direct

Tel. (619) 546-6100 Main

Fax. (619) 546-6060 Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	3,000,000	$0.03	$90,000	$10.31

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

3,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Trance Global Entertainment Group Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Barbara Walaszek, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell.  In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of that date, when all the shares have been sold or when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.03	Not Applicable	$90,000
Total	$0.03	Not Applicable	$90,000

Trance Global Entertainment Group Corp. is a development stage company and has limited operations.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Trance Global Entertainment Group Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

 Trance Global Entertainment Group Corp. has no plans to engage in a merger or acquisition with another entity.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF TRANCE GLOBAL ENTERTAINMENT GROUP CORP.’S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED  JUNE 26 , 2012

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	10
DETERMINATION OF OFFERING PRICE	11
DILUTION	11
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	13
DESCRIPTION OF BUSINESS	16
LEGAL PROCEEDINGS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	19
EXECUTIVE COMPENSATION	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
PLAN OF DISTRIBUTION	21
DESCRIPTION OF SECURITIES	22
INDEMNIFICATION	23
INTERESTS OF NAMED EXPERTS AND COUNSEL	24
EXPERTS	24
AVAILABLE INFORMATION	24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	24
INDEX TO THE FINANCIAL STATEMENTS	24

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “TRANCE GLOBAL ENTERTAINMENT GROUP CORP.” REFERS TO TRANCE GLOBAL ENTERTAINMENT GROUP CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

We are a development stage company and our business is distribution of Inflatable Products. Trance Global Entertainment Group Corp. was incorporated in Nevada on March 31, 2011. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Kusocinskiego 3, Torun, 87-100, Poland.  Our phone number is + 48505259170.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (March 31, 2011) through April 30, 2012, reports no revenues and a net loss of $7,387.  Our independent registered public accounting firm has issued an audit opinion for Trance Global Entertainment Group Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and executed Contract with F.P.H.U "ADMAR", where we engage "ADMAR” as an independent contractor for the specific purpose of developing, manufacturing and supplying products for us.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	TRANCE GLOBAL ENTERTAINMENT GROUP CORP.
Securities Being Offered:	3,000,000 shares of common stock.
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. Our offering will terminate as of the earlier of that date, when all the shares have been sold or when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$90,000
Securities Issued and Outstanding:	There are 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Barbara Walaszek
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from March 31, 2011(Inception) to April 30, 2012.

Financial Summary	April 30, 2012 ($) (Unaudited)
Cash and Deposits	22
Total Assets	22
Total Liabilities	3,909
Total Stockholder’s Deficit	(3,877)

Statement of Operations	Accumulated From March 31, 2011 (Inception) to April 30, 2012 ($) (Unaudited)
Total Expenses	7,387
Net Loss for the Period	(7,387)
Net Loss per Share	(0.01)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the distribution of inflatable products. We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan. As of April 30, 2012, we had cash in the amount of $22 and liabilities of $3,909. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on March 31, 2011 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to distribution of inflatable products, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $7,387 for the period from our inception on March 31, 2011 to April 30, 2012, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the inflatable products distribution business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Silberstein Ungar, PLLC our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Trance Global Entertainment Group Corp. is suitable.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Barbara Walaszek, our officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, Ms. Walaszek has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for previously purchased services. A slow or uneven pace of economic recovery would negatively affect our ability to start our distribution business and obtain financing.

BECAUSE WE WILL PURCHASE OUR PRODUCTS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import our product from Poland. Because we import our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the destination countries. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to buy inflatable products from us.  We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell our inflatable products at prices which generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment.  Our competition includes large, small and midsized companies, and many of them may distribute similar inflatable products in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 53.85% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Ms. Walaszek, our sole officer and director, will own 53.85 % of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Walaszek may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Barbara Walaszek, our President, currently devotes approximately twelve hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Ms. Walaszek to our company could negatively impact our business development.

IF BARBARA WALASZEK, OUR PRESIDENT AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our president and director, Barbara Walaszek, for the future success of our business. The loss of the services of Ms. Walaszek could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE COMPANY’S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT SOLE OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and Director are non-U.S. resident and our headquarters and assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws.  Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MS. WALASZEK DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Walaszek does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Trance Global Entertainment Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Barbara Walaszek, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR SOLE OFFICER AND DIRECTOR HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Barbara Walaszek, our sole officer and director, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of one-third, two-third and 100%, respectively, of the securities offered for sale by the Company.  The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.There is no assurance that we will raise the full $90,000 as anticipated.

Gross proceeds	$30,000	$60,000	$90,000
Legal and professional fees	$10,000	$10,000	$10,000
Establishing an office	$1,000	$4,000	$5,000
Website development	$2,500	$4,500	$6,000
Product development	$11,000	$25,000	$32,000
Marketing and advertising	$5,500	$15,000	$30,000
Hire salesperson	$-	$0	$5,000
Miscellaneous expenses	$-	$1,500	$2,000

The above figures represent only estimated costs.  If necessary, Barbara Walaszek, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Walaszek will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Walaszek. Ms. Walaszek will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on March 31, 2011.  Barbara Walaszek, the Company’s president and director, paid $.001 per share for the 3,500,000 shares of common stock she purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of April 30, 2012, the net tangible book value of our shares of common stock was $(3,877) or approximately $0 per share based upon 3,500,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $78,123 or approximately $0.012 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $0.012 per share without any additional investment on their part. Investors in the offering will incur an immediate $0.018 dilution per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 46.15% of the total number of shares then outstanding for which they will have made cash investment of $90,000, or $0.03 per share. Our existing stockholders will own 53.85% of the total number of shares then outstanding, for which they have made contributions of cash totalling $3,500.00 or $0.001 per share, therefore, dilution per share will be $ 0.018.

If Two-Third of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $48,123 or approximately $0.0087 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0087 per share without any additional investment on their part. Investors in the offering will incur an immediate $0.0213dilution per share.

After completion of this offering investors in the offering will own approximately 36.36% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.03 per share. Our existing stockholders will own approximately 63.64% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share.

If One-Third of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 4,500,000 shares to be outstanding will be $18,123 or approximately $0.004 per share. The net tangible book value per share prior to the offering is $0. The net tangible book value of the shares held by our existing stockholders will be increased by $0.004 per share without any additional investment on their part. Investors in the offering will incur an immediate $0.026 dilution per share.

After completion of this offering investors in the offering will own approximately 22.22% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholders will own approximately 77.88% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,500.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$90,000
Net tangible book value per share after offering	$0.012
Increase to present stockholders in net tangible book value per share
after offering	$0.012
Capital contributions	$3,500
Number of shares outstanding before the offering	3,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	6,500,000
Percentage of ownership after offering	53.85%
Existing Stockholders if Two-Third of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$60,000
Net tangible book value per share after offering	$0.0087
Increase to present stockholders in net tangible book value per share
after offering	$0.0087
Capital contributions	$3,500
Number of shares outstanding before the offering	3,500,000
Number of shares after offering assuming the sale of two-third of the shares	5,500,000
Percentage of ownership after offering	63.64%
Existing Stockholders if One-Third of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$30,000
Net tangible book value per share after offering	$0.004
Increase to present stockholders in net tangible book value per share
after offering	$0.004
Capital contributions	$3,500
Number of shares outstanding before the offering	3,500,000
Number of shares after offering assuming the sale of one-third of the shares	4,500,000
Percentage of ownership after offering	77.88%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.03
Dilution per share	$0.018
Capital contributions	$90,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	3.74%
Percentage of capital contributions by new investors	96.24%
Percentage of ownership after offering	46.15%
Purchasers of Shares in this Offering if Two-Third of the Shares are Sold:

Price per share	$0.03
Dilution per share	$0.0213
Capital contributions	$60,000
Percentage of capital contributions by existing shareholders	5.51%
Percentage of capital contributions by new investors	94.49%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	36.36%
Purchasers of Shares in this Offering if One-Third of the Shares are Sold:

Price per share	$0.03
Dilution per share	$0.026
Capital contributions	$30,000
Percentage of capital contributions by existing shareholders	8.96%
Percentage of capital contributions by new investors	91.04%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	22.22%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $22 as of April 30, 2012.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may utilize funds from Barbara Walaszek, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Ms. Walaszek, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Kusocinskiego 3, Torun, 87-100, Poland.  Our phone number is + 48505259170.

If we do not receive any proceeds from the offering the minimum amount of $30,000 we require to operate for the next 12 months may be loaned to us by Ms. Walaszek, who has informally agreed to advance us funds, however, she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross  revenues, which amount is adjusted for inflation every five years;

2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of  our first sale of common equity securities pursuant to an effective registration statement;

3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.’’

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

PLAN OF OPERATION

Barbara Walaszek, our president will be devoting approximately 30% of her time to our operations. Once we begin operations, and are able to attract more and more customers to buy our product, Ms. Walaszek has agreed to commit more time as required. Because Ms. Walaszek will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

We need to raise funds from this offering to satisfy our cash requirements during the next 12 months.  Before we raise the said funds, if the need for cash arises, we may be able to borrow funds from our director although there is no such formal agreement in writing. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our product. Once we raise funds, our 12 month plan of operations and budgeted costs—assuming we sell one third ($30,00) of the shares offered is as follows:

Time Frame: 1st Month

Milestone: Office set up

Minimum Cost: $1,000

We plan to set up our office and equip it with the basic office equipment. We will use the office to conduct our day to day business operations such as telephone calls, paperwork, general administrative duties, and hold sample brochures.

Time Frame: 2-4thMonth

Milestone: Website development

Minimum Cost: $2,500

       We plan to hire a web designer to design our website. Our website will have the following links: About us and our products, Contact information, Ordering option, Tech page of our products, and Links to videos displaying our products. Throughout the lifetime of operations we will be updating and improving our website.

Time Frame: 5-10th Month

Milestone: Marketing and advertising

Minimum Cost: 5,500

      Trance Global plans to advertise through trade shows. Our intention is to develop and maintain a database of potential customers who may want to purchase inflatable products from us. We will follow up with these clients periodically, send them our new catalogues and offer them presentations and special discounts from time to time. We plan to print catalogues and flyers and mail them to potential customers. Our team intends to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We intend to spend at least $5,500 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Time Frame: 3-6thMonth

Milestone: Development and manufacturing of the product

Minimum Cost: $ 11,000

During this period, “ADMAR.”, our supplier will develop and manufacture products which we are going to distribute according to our specifications. Trance Global will take part in this stage as “ADMAR” will use our groundwork and recommendations in its development and manufacturing.

Our cost of development of the products:

Inflatable Game (average) - $2,500

Inflatable Advertising (average)  - $1,700

Tent (average)  -  $1,300

Total: $5,500

These cost figures represent the average per unit inventory cost.

Time Frame: 6-12th Month

Milestone: Establish relationship with Distributors and Operators

We have identified some distributors of inflatable products intend to market directly to these distributors upon completion of Public Offering. During this time we will be contacting potential clients and making presentation of our product to them with view of executing distribution agreements with them.

Time Frame: 8-12th Month

Milestone: Hire a Salesperson(s)

Minimum Cost: $5000

If we sell all shares in this offering, we intend to hire one salesperson with experience and established network in the entertainment industry. The salesperson’s job would be to find new potential customers, and to execute agreements with them to buy our inflatable product. Estimated salary cost is approximately $5,000. Additional earnings to the salesperson will be paid in form of commission payments from the sales generated.

Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Legal and Professional fees Establishing an office Website development and testing Marketing and advertising Product development	10,000 1,000 2,500 5,500 11,000
Total	30,000

We should start to generate revenue after 6th month of operations. During 1st-6th months we should have established our office, developed our website and prepared our inflatable product ready for sale. During months 6-12 we will be developing our marketing campaign and expanding our clientele base. There is now assurance that we will generate any revenue in the first 12 months after completion our offering.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

 LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on March 31, 2011 to April 30, 2012

During the period we incorporated the company, prepared a business plan and executed Contract with F.P.H.U "ADMAR", where we engage "ADMAR” as an independent contractor for the specific purpose of developing, manufacturing and supplying products for us.  Our loss since inception is $7,387.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 3,500,000 shares of common stock to our sole officer and director for net proceeds of $3,500.

 LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2012, the Company had $22 cash and our liabilities were $3,909, comprising $3,909 owed to Barbara Walaszek, our president and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 3,500,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,500.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Barbara Walaszek, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Ms. Walaszek has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Our current cash on hand will be used to pay the fees and expenses of this offering. To proceed with our operations within 12 months, we need a minimum of $30,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

Activity to date:

Trance Global Entertainment Group Corp. was incorporated in the State of Nevada as a for-profit company on March 31, 2011 and established a fiscal year end of January 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage distribution company. To date, we have had limited operations. We have developed our business plan, and executed Contract with F.P.H.U "ADMAR", where we engage "ADMAR” as an independent contractor for the specific purpose of developing, manufacturing and supplying products for us.

Product:

We are in the business of distributing the following product: Inflatable Products (Inflatable games, inflatable advertising and inflatable tents).  We have executed a Distribution Contract on 15th day of March, 2012, with "ADMAR", a manufacturing company in Sztygarska, Poland which will supply us with such inflatable products as follows:

Inflatable Games:

All kind of inflatable games where you can slide, box, bungee and jump.

Dry or Water Slides - Big, Tall, Large or Small.

Inflatable Advertising:

A way of advertising where you can put your logo on the “inflatable ad” or have an inflatable balloon in the shape of the advertised product. Very convenient for trade shows, fares, outside/inside advertising and does not require professional installation.

Inflatable Tents:

Is a form of portable retail store which is easy to transport and to assemble; all you need is to inflate it. It is very convenient, light weight, small volume and costs less to transport.

Our inflatable product will come with a 1 year warranty.  We plan on expanding our product selection in the future. All of Trance Our products will have CE (world-wide European standard) accreditation and will meet the ASTM & CPSIA standards regarding fire resistance and lead content.

 Clientele

In a broad sense, the overall consumer market for Trance Global Entertainment Group Corp. products is targeted to users who enjoy inflatable entertainment games and to advertising and retail businesses. The product will appeal to those who value low cost, portability and easy transportation.

Advantages of Our Products

We believe that our inflatable tents will have a large impact on present way of retail business. It’s a product that can be quickly assembled, does not require professional involvement and can be easy transported.

Instead of spending a lot of money on regular heavy, large, hard to assemble and easy to damage advertising, we offer inflatable advertising that will help to save money, space and time. Our advertising product is easy to move, assemble, requires minimum space and cheap and easy to repair. Anybody in advertising business can use our product.

Inflatable games are very popular outdoor (water or land), FEC (Family Entertainment Center), resorts or just a back yard attraction. This type of game can be used in: hotels, entertainment parks, FEC's, arcade rooms or organizers of public entertainments.

Marketing

Trade shows:

In Europe, there are several associations in amusement industry, such as EAG show, ATEI (Amusement Trades Exhibition) EAAPA (Eurasian Amusement Park and Attraction show) DEAL (Dubai Entertainment and Amusement Leisure Show). We believe that initial introduction of the product is paramount to ongoing success of sales in the future. Therefore, trade show marketing will be a key component of our overall marketing campaign. We intend to present at a major amusement industry trade show within 7-12 months since the completion of Public Offering. Average trade show cost is expected to approximate $3,500 for a booth and $1,000 to deliver goods.

Direct contact with distributors

We will attempt to market our product and secure distribution agreements with Department stores, outdoor and hardware stores, sports stores, toy stores and other distributors of entertainment and inflatable products.  Some of our potential clients are as follows:

WalMart-USA

Canadian Tire-Canada

JADE - France

Warehouse of Games - Dubai

UNIS - Taiwan

Weiner Distributing, Game Exchange of Colorado - USA

Moe, Galaxy - Mexico

Industry advertising

We intend to advertise online and using ads in industry-related magazines. Some sites and industry media has already been identified. Media advertising campaign will coincide with Trade Show marketing campaign.

Magazines:

Your Guide

Euro Slot

Fun World

Inter Games

Transport

Product availability is also a key component of sales, especially when it comes to revenue-generating equipment.  We have researched delivery methods, cost and estimated delivery times to all major markets.  Based on the fact that first manufactured units will be produced in Poland, we anticipate 10-20 days delivery to any distributor in Europe and Middle East and 20-30 day to South/North America.

Average cost of shipping of the 20 foot container in Europe is $2,000 – 3,000 US.

Average cost of shipping of the 20 foot container to South/North America  is $4,500 – 5,500 US.

Contracts

We have executed Distribution Contract on 15th of March, with "ADMAR", manufacturing company having a principal office in Sztygarska, Poland. According to the agreement, F.P.H.U "ADMAR" has agreed to develop and manufacture and supply us with inflatable products (Inflatable games, inflatable advertising, inflatable tents). "ADMAR" will develop, test, manufacture and supply the Products under the terms and conditions contained in the agreement. The material terms of the Contract are the following:

1. The Distributor sells in its own name and for its own account, in the Territory, the Products supplied by the Seller.

2. If  Seller is contacted by any person or entity inquiring about the purchase of Products in the Territory (other than Distributor or a party designated by Distributor), Seller shall refer such person or entity to Distributor for handling.

3. If Seller now or hereafter manufactures or distributes, or proposes to manufacture or distribute, any product other than the Products, Seller shall immediately notify Distributor of that fact and of all details concerning that product. Distributor may request from Seller distribution rights for that product in the Territory, or any portion thereof, and if so requested, Seller shall grant such distribution rights to Distributor on terms and conditions no less favourable than those provided in this Contract with respect to Products.

4. The Seller grants and the Distributor accept the exclusive right to market and sell the Products in the Territory.  The Seller is obliged to supply the Products and the Distributor is obliged to accept and pay on terms, defined by the present Contract.

5. All Products purchased by Distributor shall be purchased solely for commercial resale, excepting those Products reasonably required by Distributor for advertising and demonstration purposes.

6. Total cost of the Contract amounts USD 1000000 (one million dollars US) and is defined on the grounds of the invoices or accounts, billed by the Seller.

7. The Distributor has 60 days to makes payment in the form of bank transfer on the account of the Seller after shipment is released from customs in Europe and Middle East. The payment for the Goods according to this Contract can be made in the form of prepayment on the basis of the invoices, presented by the Seller, or after receipt of the Goods by the Distributor. Convenient

8. The payment for the Goods can be made in dollars US or Euro. If the Buyer makes the payment in Euro, the Parties conduct re-calculation on dollars US. The rate of the currency exchange is the National Bank of Poland official rate of the currency exchanges upon the date of payment.

9. Bank charges are at the expense of the Buyer or the Seller.

10. The Contract becomes valid since the moment of signing till its complete fulfillment.

A copy of the Agreement is filed as Exhibit 10.1 to this registration statement.

Revenue

- Our revenue will be 30-40 % mark up: depending on quantity of the order.

- Manufacturer gives us 90 days to pay an invoice and we give our customers 30- 60 days (depends on a quantity of the order) to pay invoice.

- We do not require warehousing and shipping within the country because all the products will be going directly to our distributors from the manufacturer and this will substantially reduce our cost.

Competition

There are few barriers of entry in the inflatable products distribution business and level of competition is extremely high. There are many domestic and international distributors of inflatable products. We will be in direct competition with existing distributors of inflatable products and any new market entrants. Many large distributors have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us.  We will likely lose business to such companies. Also, many of these companies will be able to afford to offer greater price for similar inflatable products than us which may also cause us to lose business.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Offices

Our business office is located at Kusocinskiego 3, Torun, 87-100, Poland.  This is the office provided by our President and Director, Barbara Walaszek.  Our phone number is + 48505259170.  We do not pay any rent to Ms. Walaszek and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Employees

We are a development stage company and currently have no employees, other than our sole officer and director, Barbara Walaszek. We intend to hire a sales representative if we sell all the shares in this offering.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the inflatable products distribution business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Barbara Walaszek Kusocinskiego 3, Torun, 87-100, Poland	47	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Barbara Walaszek has acted as our President, Treasurer and sole Director since our incorporation on March 31, 2011. Barbara Walaszek was born in 1965. She graduated Business College in Torun in 1992 with a major in English and Business. The last five years she has been teaching English classes specializing in the area of Business and Marketing.

During the past ten years, Ms. Walaszek has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Walaszek was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Walaszek’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Barbara Walaszek, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer from inception on March 31, 2011until January 31, 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Barbara Walaszek, President and Treasurer	March 31, 2011 to January 31, 2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Ms. Walaszek currently devotes approximately twelve hours per week to manage the affairs of the Company. She have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of January 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Barbara Walaszek	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Barbara Walaszek will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

On January 27, 2012, we issued a total of 3,500,000 shares of restricted common stock to Barbara Walaszek, our sole officer and director in consideration of $3,500. Further, Ms. Walaszek has advanced funds to us. As of April 30, 2012, Ms. Walaszek advanced us $1,084. Ms. Walaszek will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Walaszek. Ms. Walaszek will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Walaszek does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Walaszek or the repayment of the funds to Ms. Walaszek. The entire transaction was oral. Ms. Walaszek is providing us office space free of charge and we have a verbal agreement with Ms. Walaszek that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 30, 2012 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Barbara Walaszek Kusocinskiego 3, Torun, 87-100, Poland	3,500,000 shares of common stock (direct)	100%

All officers and directors (1 person)		3,500,000 shares of common stock	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of April 30, 2012, there were 3,500,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

Trance Global Entertainment Group Corp. has 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

 In connection with the Company’s selling efforts in the offering, Barbara Walaszek will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Walaszek is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Walaszek will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Walaszek is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Walaszek will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Walaszek will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Trance Global Entertainment Group Corp. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Trance Global Entertainment Group Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Trance Global Entertainment Group Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Trance Global Entertainment Group Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of April 30, 2012, there were 3,500,000 shares of our common stock issued and outstanding those were held by two registered stockholder of record and no shares of preferred stock issued and outstanding. Our Sole officer and Director, Barbara Walaszek owns 3,500,000 shares of common stock.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by her or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by her or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by her or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by her as a Director, officer, employee or agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $90,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Trance Global Entertainment Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Carrillo Huettel, LLP, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Silberstein Ungar, PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Silberstein Ungar, PLLC has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Silberstein Ungar, PLLC

     Our financial statements from inception to January 31, 2012, immediately follow:

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

JANUARY 31, 2012

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Trance Global Entertainment Group Corp.

(a Development Stage Company)

Torun, Poland

We have audited the accompanying balance sheet of Trance Global Entertainment Group Corp. (the “Company”) as of January 31, 2012 and the related statements of operations, stockholder’s deficit, and cash flows for the period from March 31, 2011 (Date of Inception) through January 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trance Global Entertainment Group Corp. as of January 31, 2012 and the results of its operations and its cash flows for the period from March 31, 2011 (Date of Inception) through January 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

April 9, 2012

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF JANUARY 31, 2012

2012
ASSETS
Current assets
Cash and cash equivalents	$ 3,573

TOTAL ASSETS	$ 3,573

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current Liabilities
Accrued expenses	$ 3,500
Loans payable – related party	1,084
Total Liabilities	4,584

Stockholder’s Deficit
Common stock, $0.001 par value, 75,000,000 shares authorized, 3,500,000 shares issued and outstanding, respectively	3,500
Additional paid in capital	0
Deficit accumulated during the development stage	(4,511)
Total Stockholder’s Deficit	(1,011)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$ 3,573

See accompanying notes to financial statements.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MARCH 31, 2011 (INCEPTION) TO JANUARY 31, 2012

Period from March 31, 2011 (Inception) to January 31, 2012

REVENUES	$ 0

OPERATING EXPENSES
Incorporation costs	984
Professional fees	3,500
General and administrative	27
TOTAL OPERATING EXPENSES	4,511

NET LOSS BEFORE INCOME TAXES	(4,511)

PROVISION FOR INCOME TAXES	0

NET LOSS	$ (4,511)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.08)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	57,003

See accompanying notes to financial statements.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

FOR THE PERIOD FROM MARCH 31, 2011 (INCEPTION) TO JANUARY 31, 2012

	Common stock		Additional paid in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, March 31, 2011	-	$ -	$ -	$ -	$ -

Issuance of common stock for cash at par value ($0.001) on January 27, 2012	3,500,000	3,500	0	-	3,500

Net loss for the period from March 31, 2011 (inception) to January 31, 2012	-	-	-	(4,511)	(4,511)

Balance, January 31, 2012	3,500,000	$ 3,500	$ 0	$ (4,511)	$ (1,011)

See accompanying notes to financial statements.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MARCH 31, 2011 (INCEPTION) TO JANUARY 31, 2012

Period from March 31, 2011 (Inception) to January 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (4,511)
Changes in assets and liabilities:
Increase in accrued expenses	3,500
Net Cash Used in Operating Activities	(1,011)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans payable – related party	1,084
Proceeds from sale of common stock	3,500
Net Cash Provided by Financing Activities	4,584

NET INCREASE IN CASH	3,573
Cash, beginning of period	0
Cash, end of period	$ 3,573

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements.

RANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Trance Global Entertainment Group Corp. (“the Company” or “Trance Global”) was incorporated under the laws of the State of Nevada on March 31, 2011.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $3,753 of cash as of January 31, 2012.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accrued expenses and loans payable due to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2012.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

Global does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $4,511 as of January 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at January 31, 2012 consisted of amounts owed to the Company’s outside independent auditors for services rendered for periods reported on in these financial statements.

NOTE 4 – LOANS PAYABLE – RELATED PARTY

An officer and shareholder loaned $1,084 to the Company during the period ended January 31, 2012.  The amount is unsecured, non-interest bearing and due on demand.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2012

NOTE 5 – CAPITAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

On January 27, 2012, the Company issued 3,500,000 shares of its common stock at $0.001 per share for cash proceeds of $3,500.

There were 3,500,000 shares of common stock issued and outstanding as of January 31, 2012.

NOTE 6 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of January 31, 2012, the Company had net operating loss carry forwards of approximately $4,511 that may be available to reduce future years’ taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following for the period from March 31, 2011 (Inception) to January 31, 2012:

2012
Federal income tax attributable to:
Current Operations	$ 1,533
Less: valuation allowance	(1,533)
Net provision for Federal income taxes	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of January 31, 2012:

2012
Deferred tax asset attributable to:
Net operating loss carryover	$ 1,533
Less: valuation allowance	(1,533)
Net deferred tax asset	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $4,511 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to January 31, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS (unaudited)

	APRIL 30, 2012	JANUARY 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$ 22	$ 3,573

TOTAL ASSETS	$ 22	$ 3,573

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current Liabilities
Accrued expenses	$ -	$ 3,500
Loans payable – related party	3,909	1,084
Total Liabilities	3,909	4,584

Stockholder’s Deficit
Common stock, $.0001 par value, 75,000,000 shares authorized, 3,500,000 shares issued and outstanding, respectively	3,500	3,500
Additional paid in capital	0	0
Deficit accumulated during the development stage	(7,387)	(4,511)
Total Stockholder’s Deficit	(3,887)	(1,011)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$ 22	$ 3,573

See accompanying notes to financial statements.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS (unaudited)

	Three months ended April 30, 2012	Period from March 31, 2011 (Inception) to April 30, 2012

REVENUES	$ 0	$ 0

OPERATING EXPENSES
Incorporation costs	0	984
Professional fees	2,500	6,000
General and administrative	376	403
TOTAL OPERATING EXPENSES	2,876	7,387

NET LOSS BEFORE INCOME TAXES	(2,876)	(7,387)

PROVISION FOR INCOME TAXES	0	0

NET LOSS	$ (2,876)	$ (7,387)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	3,500,000

See accompanying notes to financial statements.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (unaudited)

	Three months ended April 30, 2012	Period from March 31, 2011 (Inception) to April 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (2,876)	$ (7,387)
Changes in assets and liabilities:
Decrease in accrued expenses	(3,500)	-
Net Cash Used in Operating Activities	(6,376)	(7,387)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans payable – related party	2,825	3,909
Proceeds from sale of common stock	-	3,500
Net Cash Provided by Financing Activities	2,825	7,409

NET INCREASE IN CASH	3,551	22
Cash, beginning of period	3,573	-
Cash, end of period	$ 22	$ 22

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0	$ 0
Income taxes paid	$ 0	$ 0

See accompanying notes to financial statements.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Trance Global Entertainment Group Corp. (“the Company” or “Trance Global”) was incorporated under the laws of the State of Nevada on March 31, 2011.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $22 of cash as of April 30, 2012.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accrued expenses and loans payable due to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2012.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

Global does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $7,387 as of April 30, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 3 – LOANS PAYABLE – RELATED PARTY

As of April 30, 2012 an officer and shareholder loaned $3,909 to the Company.  The amount is unsecured, non-interest bearing and due on demand.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2012

NOTE 4 – CAPITAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

On January 27, 2012, the Company issued 3,500,000 shares of its common stock at $0.001 per share for cash proceeds of $3,500.

There were 3,500,000 shares of common stock issued and outstanding as of April 30, 2012.

NOTE 5 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – INCOME TAXES

As of April 30 2012, the Company had net operating loss carry forwards of approximately $7,387 that may be available to reduce future years’ taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7– SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to April 30, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10.31
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$500.00
Transfer Agent Fees	$1,500.00
TOTAL	$8,010.31

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Trance Global Entertainment Group Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Trance Global Entertainment Group Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On January 27, 2012, Trance Global Entertainment Group Corp. offered and sold 3,500,000 share of common stock to our sole officer and director, Barbara Walaszek, for a purchase price of $0.001 per share, for aggregate offering proceeds of $3,500. Trance Global Entertainment Group Corp. made the offer and sales in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1.1	Articles of Incorporation of the Registrant*
3.1.2	Certificate of Amendment to Articles of Incorporation of Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Distribution Contract with "ADMAR"*
23.1	Consent of Silberstein Ungar, PLLC

*- previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torun, Poland, on June 26 , 2012.

TRANCE GLOBAL ENTERTAINMENT GROUP CORP.

By:	/s/	Barbara Walaszek
	Name:	Barbara Walaszek
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Barbara Walaszek
Barbara Walaszek	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	June 26 , 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1.1	Articles of Incorporation of the Registrant*
3.1.2	Certificate of Amendment to Articles of Incorporation of Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Distribution Contract with "ADMAR"*
23.1	Consent of Silberstein Ungar, PLLC

*- previously filed